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                                                                   Exhibit 10.65


                   ENERGY AND OPERATING CAPACITY PURCHASE AGREEMENT

                                       BETWEEN

                          BALTIMORE GAS AND ELECTRIC COMPANY

                                         AND

                              LG&E POWER MARKETING INC.

This Agreement enables Baltimore Gas and Electric Company to purchase energy and operating capacity from LG&E Power Marketing Inc.



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                   ENERGY AND OPERATING CAPACITY PURCHASE AGREEMENT

                                       BETWEEN

                          BALTIMORE GAS AND ELECTRIC COMPANY

                                         AND

                              LG&E POWER MARKETING INC.


This Energy Purchase Agreement ("Agreement") dated May 15, 1995 by and between Baltimore Gas and Electric Company, a Maryland corporation ("BGE") and LG&E Power Marketing Inc., a California corporation ("Supplier"), hereinafter referred to individually as a "Party" and collectively as "Parties". This Agreement will enable BGE to purchase from Supplier energy and/or operating capacity in accordance with the following terms and conditions. This Agreement does not obligate the Supplier to make available or BGE to purchase any amount of energy and/or operating capacity, except as mutually agreed by the Parties pursuant to this Agreement.

1.  SUPPLIER'S REPRESENTATIONS
    Supplier represents that it is a power marketer as defined by the Federal Energy Regulatory Commission ("FERC"). Sales to BGE under this Agreement shall be made pursuant to Supplier's FERC Electric Rate Schedule Number 1 as accepted by FERC in Docket No. ER 941188000.

2.  FORM OF CONTRACT
    (a) At any time during the term of this Agreement, Supplier may notify BGE that amounts of energy and/or operating capacity are available for purchase. Transactions for the sale and delivery and purchase and receipt of energy and/or operating capacity shall be documented by a Confirmation Letter, the form of which is set forth herein as Exhibit "A", prior to the commencement of a Transaction. The documentation of the Transaction shall include, at a minimum (i) the period of delivery, (ii) the contract price,
    (iii) the delivery point(s), (iv) the contract quantity and (v) the nature of the transaction. Each Transaction, and the documentation of such Transaction, shall constitute an integral part of this Agreement and shall be read and construed as one with this Agreement. Any conflict not reasonably capable of reconciliation between this Agreement and the documentation of a Transaction shall be resolved in favor of this Agreement. Nothing in this Agreement shall obligate BGE to purchase any energy and/or operating capacity that Supplier makes available for purchase.

    (b) Terms and conditions for each Transaction shall be set forth in a Confirmation Letter executed by both Parties prior to the commencement of the Transaction. However, for Transactions of one (1) day or less, the Parties may agree orally, provided


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    that the terms and conditions are confirmed in writing and executed by both
    Parties as soon as practicable, but in no event later than one (1) week after commencement of the Transaction.

3.  SERVICE RENDERED
    (a) Unless mutually agreed to by the Parties, the Supplier shall be responsible for obtaining any necessary transmission service (including provision for losses) to deliver the energy and/or operating capacity to the delivery point(s) and BGE shall be responsible for obtaining any necessary transmission service (including provision for losses) to deliver the energy and/or operating capacity after the delivery point(s).

    (b) Unless otherwise agreed to by the Parties, if Supplier fails to deliver capacity and energy under a Transaction, and such failure to perform is not excused pursuant to Section 9 below, then BGE shall be entitled to recover from the Supplier any additional cost incurred by BGE attributable to Supplier's failure to perform ("Replacement Power Costs"). BGE's Replacement Power Costs, which shall be determined solely by BGE, shall be calculated as the difference between BGE's total cost to replace such energy and/or operating capacity under this Agreement (including any self-generation costs) and the cost BGE would have incurred had Supplier performed its obligation under the Transaction. BGE shall use reasonable efforts to mitigate such Replacement Power Costs.

4.  SERVICE REQUIREMENTS
    (a) For all Transactions hereunder, all energy shall be of the character commonly known as three-phase sixty (60) hertz energy and shall be delivered by Supplier at the mutually agreed upon point(s) of delivery.

    (b) Prior to the commencement of any Transaction hereunder, the Supplier shall demonstrate to BGE's satisfaction that it has arranged for all transmission service agreements necessary to deliver the capacity and/or operating capacity to the delivery point(s) under the agreed upon terms and conditions.

    (c) The Supplier shall immediately contact BGE's schedulers in the event of sudden curtailment or interruption of energy and/or operating capacity under this Agreement. The Supplier shall contact BGE's schedulers as appropriate with as much advance notice as possible regarding any such impending curtailment or interruption.

    (d) In addition to any interruption/curtailment rights BGE may have under any Transaction, BGE shall also have the unilateral right to direct Supplier to immediately curtail or interrupt a Transaction during system conditions that prevent BGE from receiving energy or during times BGE determines that an emergency condition exists.

5.  TERM


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    (a)  This Agreement shall become effective on May 15 and shall remain in effect until terminated by either party upon thirty (30) days advance written notice to the other Party; provided, however, that no such termination shall affect any existing Transaction(s) established hereunder, unless otherwise agreed to by the Parties.

    (b) In addition to any other remedy available to it, either Party may terminate this Agreement or any Transaction hereunder if: (i) the other party fails to make any payment due hereunder, with the exception of payments in dispute pursuant to Section 6(d) below, and such failure shall continue for twenty (20) days after it receives written notice demanding such payment, or (ii) the other Party dissolves or liquidates.

    (c) Notwithstanding the above, the applicable provisions of this Agreement shall remain in effect after termination to the extent necessary to provide for final billing, billing adjustments and payments, and to give effect to those provisions of the Agreement, if any, which explicitly survive termination.

6.  BILLING AND PAYMENTS
    (a) Unless otherwise agreed to by the Parties, all energy and/or operating capacity purchases under this Agreement shall be accounted, billed and paid for on the basis of delivered hourly quantities net of any Replacement Power Costs pursuant to Section 3(b) above. The Parties involved in the Transaction shall maintain records of hourly schedules for accounting and operating purposes. The accounting period for Transaction hereunder shall be one (1) calendar month ("Billing Period"). Both Parties shall maintain or have available records of hourly schedules and deliveries made pursuant to a Transaction.

    (b) Supplier shall bill BGE for a Billing Period within six (6) working days following the end of each Billing Period. BGE shall pay the bill on the first banking day common to the Parties following the fourteenth (14) day of the month following the Billing Period ("Due Date"). Payments shall be made by electronic wire transfer to Supplier as set forth in Section 6(f) below.

    (c) Amounts not paid by the Due Date shall be payable with interest accrued daily at the prime rate of interest per annum established by Chase Manhattan Bank (National Association) or its successor, on the last business day of the month in which service was rendered, but in no event greater than the maximum interest rate permitted by law.

    (d) In the event that BGE disputes any portion of any bill, BGE shall have the right to withhold the disputed amount. BGE shall have the right to dispute any bill or portion thereof within twelve (12) months after its due date. The Parties shall use their best efforts to amicably and promptly resolve the dispute. Any underpayment, including amounts in dispute, shall bear interest at the rate provided in Section 6(c) above and shall


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    be assessed from the time of underpayment to the date of issuance of the revised bill.  Any overpayment shall bear interest at the rate provided in
    Section 6(c) above and shall be assessed from the time of overpayment to he date the amount is refunded to BGE. Payment for underpayments shall be made as provided in 6(b) above. Refunds for overpayments shall be made in the manner specified by BGE at the time.

    (e)  All billings to BGE shall be sent to:
              Baltimore Gas and Electric Company
              Attn.:  Director, Bulk Power Arrangements
              Energy Operations Building
              P.O. Box 1475
              Baltimore, MD 21203

    (f)  All payments to Supplier shall be wire transferred to:
              LG&E Power Marketing Inc.
              Wells Fargo Bank
              2030 Main Street
              Irvine, CA 92714
              ABA #121000248
              Account #4660018540

7.  TAXES AND EXPENSES
    The Seller shall be responsible for all costs, taxes, and charges of any kind relating to the production and/or deliver of energy and/or capacity prior to the delivery point(s). BGE shall be responsible for all costs, taxes, and charges of any kind relating to the delivery of such energy and/or capacity beyond the delivery point(s).

8.  LIMITATIONS OF LIABILITY.
    Neither Party hereto shall be liable for any consequential, incidental, punitive or other special damages, with the exception of those damages identified in Section 3(b) above, relating to the performance or nonperformance of this Agreement or any Transaction hereunder. Each Party shall be solely responsible, as between the Parties hereto, for any costs, damages, charges or liabilities associated with its physical facilities and shall hold the other Party harmless from such costs, damages, charges or liabilities.

9.  FORCE MAJEURE
    The term "Force Majeure", as used herein, shall be physical causes of the kind hereafter listed which are beyond the control of the Party affected: flood, earthquake, tornado, storm, fire, civil disobedience, sabotage, restraint by court order or public authority (whether valid or invalid), and action or non-action by or inability to obtain or keep the necessary authorizations or approvals from any governmental agency or authority, which by exercise of due diligence such Party could not reasonably have been expected to avoid and which by exercise of due diligence it has been unable to overcome. Neither Party shall be considered to be in default in the performance of any obligations under this Agreement when a failure of performance shall be due to Force Majeure. No Party shall, however, be relieved of liability for failure of performance if such failure is due


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    to causes arising out of its own negligence or due to removable or remediable causes which it fails to remove or remedy within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of Force Majeure shall give prompt written notice of such fact to the other Party and shall exercise due diligence to remove such inability with all reasonable efforts.

10. SECURITY PROVISIONS
    In order to obtain adequate assurance of Supplier's ability to perform its obligations under this Agreement, BGE may require the Supplier to furnish sufficient security in advance of a Transaction(s). The need for and form of such security shall be acceptable to BGE in its sole judgment.

11. ENTIRE AGREEMENT
    This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes any other agreements, written or oral, between the Parties concerning such subject matter.

12. CHOICE OF LAW
    The formation, validity, interpretation, execution, amendment and termination of this Agreement shall be governed by the laws of the State of Maryland.

13. ASSIGNMENT
    The rights of either Party under this Agreement shall not be assigned, pledged or otherwise transferred without the prior written consent of the other Party. In the event of such mutually agreed assignment, any such assignee or transferee shall be required to assume all of the obligations of the assignor or transferor under this Agreement pursuant to a written agreement which is acceptable to the non-assigning Party.

14. NON-WAIVER OF DEFAULTS
    No waiver by either Party of any default of the other Party under this Agreement shall operate as a waiver of a future default whether of a like or different character.

15. WRITTEN AMENDMENTS
    No modification of the terms and provisions of this Agreement shall be or become effective except by written amendment executed by the Parties.

16. SEVERABILITY AND RENEGOTIATION
    Should any provision of this Agreement for any reason be declared invalid or unenforceable by final and non-appealable order of any court or regulatory body having jurisdiction, such decision shall not affect the validity of the remaining portions, and the remaining portions shall remain in full force and effect as if this Agreement had been executed without the invalid portion. In the event any provision of this Agreement is declared invalid, the parties shall promptly renegotiate to restore this Agreements near as possible to its original intent and effect.


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17. CONFIDENTIALITY
    The Parties shall keep the terms of any Transaction confidential, except to the extent such information: (i) must be disclosed for the purposes of effectuating any Transaction, (ii) is required by the Pennsylvania-New Jersey-Maryland Power Pool of which BGE is a member, or (iii) is required to be disclosed to a court or regulatory body.

ACCEPTED AND AGREED TO THIS 15TH DAY OF MAY, 1995.

                   Company:  BALTIMORE GAS AND ELECTRIC COMPANY


                   By:
                             ------------------------------------------
                   Name:     Carserlo Doyle
                   Title:    Vice President

                   Company:  LG&E POWER MARKETING INC.


                   By:
                             ------------------------------------------
                   Name:     Ralph D. Daley
                   Title:    Vice President


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                                     EXHIBIT "A"

                             FORM OF CONFIRMATION LETTER


[DATE]


------------------------

------------------------

------------------------

------------------------

                                 CONFIRMATION LETTER

    This letter shall confirm the agreement reached on ____________________, 19___ between _____________________ ("Supplier") and Baltimore Gas and Electric Company ("BGE") regarding the sale/purchase of energy and/or operating capacity under the terms and conditions as follows:

    BGE to purchase and receive; Supplier to sell and deliver.

CONTRACT QUANTITY:
                                  ------------------------------------

DELIVERY POINT(S):
                                  ------------------------------------

CONTRACT PRICE:
                                  ------------------------------------

NATURE OF TRANSACTION:
                                  ------------------------------------

PERIOD OF DELIVERY:
                                  ------------------------------------

OTHER:
                                  ------------------------------------

    This Confirmation Letter is being provided pursuant to and in accordance with the Energy and Operating Capacity Agreement dated ______________________, 19____ ("Agreement") between Supplier and BGE, and constitutes part of and is subject to all of the terms and provisions of such Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


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    Please confirm that the terms stated herein accurately reflect the agreement reached on ____________________, 19___ between you and BGE by returning an executed copy of this letter by facsimile to BGE. Your response should reflect the appropriate Party in your organization who has the authority to enter into this Transaction, and should be received by BGE no later than
____________________________.


-------------------------------------------
BALTIMORE GAS AND ELECTRIC COMPANY



Title:
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-----------------------------------------------
Supplier:
          -------------------------------------


Title:
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